UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 8, 2012, Anthera Pharmaceuticals, Inc. (“we,” “us,” “Anthera” or the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with MLV & Co. LLC (“MLV”), to create an at-the-market equity program under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”) through MLV, as agent.

Subject to the terms and conditions of the Agreement, MLV will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions.  The Company has provided the Agent with customary indemnification rights and expense reimbursement for up to $25,000, and the Agent will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds per Share sold.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Global Market, at market prices or as otherwise agreed with the Agent. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

This report also incorporates by reference the Agreement into the shelf registration statement on Form S-3 (File No. 333-179043) previously filed with the Securities and Exchange Commission on January 24, 2012 (the “Registration Statement”).  This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Goodwin Procter LLP
10.1	At Market Issuance Sales Agreement, dated November 8, 2012, among Anthera Pharmaceuticals, Inc. and MLV & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2012	Anthera Pharmaceuticals, Inc.

	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer